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                                                                 ARTHUR ANDERSEN

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated March 20, 2002, covering the audited financial statement of Variable Account C (and to all references to our Firm) included in or made a part of this Registration Statement File No. 33-65243 for Fortis Benefits Insurance Company Variable Account C on Form S-6.

                                                         /s/ Arthur Andersen LLP
Hartford, Connecticut
April 17, 2002